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                                                                    Exhibit 10.8

[VANTAS LOGO]

                            OFFICE SERVICE AGREEMENT

This Agreement is made this 10th day of April, 2000, by and between Vantas Corporate Centers ("Center") having offices known and numbered as Suite 1906-1908,1910 the "Premises" in the building located at Citicorp (the "Building") and American Pacific Aviation ("Client") a(n) (corporation, partnership, individual) with an address of for a term of 12 months, commencing on the 1st day of July, 2000 at 9 a.m. (the "Commencement Date") and ending on the 30th day of June, 2001 at 5 p.m. (the "Initial Term") unless renewed in accordance with Paragraph 3.

     In consideration of the foregoing, the parties for themselves, their heirs, legal representatives, successors and assigns, agree as follows:

1. Center's Obligations.

a. Subject to the terms and conditions of this Agreement, Center hereby agrees to provide Client for the Term (as defined below in Paragraph 3): (a) the exclusive use of office number(s) 1906-1908, 1910 located in the "Premises"; and (b) non-exclusive use of the following services:

     o Furnished, Reception Area with Professional Receptionist to Greet Clients

     o Personalized Telephone Answering available during Office Hours as detailed in Schedule B.

     o 24 hour Voicemail

     o 24 hours of Conference Room in the Center per month

     o Corporate Identity on Lobby Directory where available

     o Receipt of Mail and Packages, in reasonable quantities

     o Complete Kitchen Facilities with Coffee Service

     o Utilities and Maintenance

     o HVAC during Normal Business Hours

     o Janitorial Services

     o 8 hours per month courtesy use of other VANTAS conference rooms. Locations subject to current affiliation and availability.

b. If, for any reason, Center cannot deliver possession of the Premises to Client on the Commencement Date, this Agreement will remain in full force and effect; however, there will be an abatement of the Monthly Office Charge for the period between the Commencement Date and the date that the Premises are delivered to Client.

c. Center agrees to provide and Client agrees to pay for the office space and services as detailed in Schedule A.

2. Use.

The Premises will be used by Client solely for general office use and such other normally incident uses and for no other purpose, in strict accordance with the Operating Standards, which are annexed hereto as Schedule A. Client will not offer at the Premises any services which Center provides to its Clients, including, but not limited to those services described in Paragraph 1. Client will not make nor permit to be made any use of the Premises, Facility or Building which would violate any of the terms of this Agreement or which, directly or indirectly, is forbidden by law, rule or regulation, which may be dangerous to life, limb or property or which could in any way impair, interfere with the high quality character, reputation or appearance of the Building or the Facility or with any services performed by Center for Client or for others. The foregoing provisions will also apply to Client's Users (as defined in Paragraph
9).

3. Renewal.

Upon expiration of the Initial Term and on any subsequent renewal term (each, a "Renewal Term" and together with the Initial Term, the "Term") of this Agreement, the Agreement automatically will be extended for the same period of time as the Initial Term and upon the same terms and conditions as herein contained except for the amount of the Monthly Office Charge (as defined in Paragraph 4) then in effect, which will be increased by seven percent (7%), unless either party notifies the other in writing within the period hereinafter specified that the Agreement will not be extended or unless the Parties agree in advance in writing to other renewal terms. If Client has less than three offices, such notice will be given at least sixty (60) days prior to the expiration of the Initial Term or the Renewal Term, as the case may be. If Client has three or more offices, such notice will be given at least ninety (90) days prior to the expiration of the Initial Term or the Renewal Term, as the case may be.

4. Monthly Office Charge.

a. For and during the Term of this Agreement, Client will pay $4,638.00 to Center, on or before the first day of each month after the Commencement Date, the sum specified in Schedule B as Monthly Office Charge

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     (subject to increase in accordance with Paragraph 3 above). If any payment of Monthly Office Charge or other charge due under this Agreement is not received within five (5) calendar days after its due date, the Client will also pay, in addition to Monthly Office Charge, a late payment charge which will be an amount equal to ten percent (10%) of any amount owed to Center or fifty-dollars ($50.00) whichever is greater. The financial terms of this Agreement are strictly confidential and Client agrees not to knowingly or willfully divulge this information to any other Client or potential Client of Center.

b. The Monthly Office Charge is based on the value of the use of the Premises and services to be used by ____ person(s) only. If more than said number of person(s) regularly use the Premises or services, the Monthly Office Charge will be increased in an amount equal to One Hundred Fifty Dollars ($150) for each such additional person.

c. If a Client check is returned for any reason, Client will pay an additional charge of One Hundred Dollars ($100.00) per returned check and, for the purpose of considering default and/or late charges, it will be as if the payment represented by the returned check had never been made.

d. Client covenants and agrees to pay to center on a monthly basis in addition to, and simultaneous with, any other amounts payable under this Agreement, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales use or transaction privilege taxes now hereafter legally levied or imposed against or on account of any and all amounts payable under this Agreement by Client or the receipts thereof by Center, except any taxes commonly referred to as income, estate or inheritance taxes.

5. Refundable Retainer.

a. Client will deposit with Center on file, in good or certified funds, as a non-interest bearing refundable retainer. Center may use the refundable retainer to cure any default of Client under this Agreement, to restore the Premises, including any and all furniture, fixtures and equipment, provided by Center to its original condition and configuration, reasonable wear and tear excepted, to pay for repairs to any damage to the Premises, Facility and/or Building, caused by Client or Client's guests, or to pay any Monthly Office Charge or other charges that Client owes Center at or prior to the expiration of the Term of this Agreement.

b. The refundable retainer (less any sums used by Center in accordance with the terms and conditions of this Agreement) will be returned within sixty
     (60) days after the termination of any services rendered or expiration of the Term. Client may not direct or request that the refundable retainer be applied in lieu of the final payment(s) of Monthly Office Charge or service charges under this Agreement.

     In the event that Center applies any of the refundable retainer deposited pursuant to this Agreement, Center will have the right to charge the Client, and Client will pay, in addition to any Monthly Office Charge, such sums as are necessary to cause the refundable retainer to be returned to its entire original amount.

6. Services.

a. Provided Client is not in default of this Agreement, Center will make available certain services to Client as more particularly described in Paragraph 1. Charges for such services will be included as part of the Monthly Charge as described in Schedule A.

b. Client shall pay a monthly amount equal to $120.00 for a monthly base service package (the "Monthly Base Service Package"). The Monthly Base Service Package will entitle the Client to receive upon request a monthly clerical and/or word processing services from the Center valued at $120 per month.

c. In addition to the Monthly Base Service Package, upon request, Center will make available to Client additional services as Center may make generally available, the charges for which will be established as per Center's then published rates as determined by Center. Payment for these services will be subject to the same terms and conditions as those governing the payment of the Monthly Office Charge. Center will have no obligation to provide such services if Client is in default of this Agreement or if the anticipated charges exceed the amount of the refundable retainer. When providing services to Client that involve third parties, Center will have the right to require Client to pay, or to reimburse Center for, the fees and expenses of such third party in advance.

7. Telephone Services.

a. Provided Client is not in default of this Agreement, Center will make available to Client a telecommunications package, the charges for which will be established as per Center's then scheduled rates as determined by Center. Payment for these services will be subject to the same terms and conditions as those governing the payment of the Monthly Office Charge. All telephone numbers used by Client will remain at all times the property of Center and Client will acquire no rights in the components of the telecommunications package whatsoever.

b. Client hereby agrees to indemnify, hold harmless and to reimburse Center for all charges associated with (1) any toll fraud traceable to telecommunications services provided by Center to Client including, but not limited to, unauthorized use of calling cards or telephone lines, and (2) any advertising costs of Client involving the assigned telephone numbers including, without limitation, yellow pages advertising, it being understood that Center is under no obligation to procure such advertising and that any such advertising by Client is subject to the Operating Standards.

c. It is expressly acknowledged and agreed that Center will be the sole and exclusive provider of telecommunication services to Client. Client hereby agrees and covenants that it will not use any other telephone service or telephone carrier to provide it service in the Premises.

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d.   Center shall not be liable for any interruption or error in the performance of its services to Client under this Paragraph "7." Client waives any recourse against Center arising from the provision of such services, including, without limitation, any claim of business interruption or for any indirect, incidental, special, consequential or punitive damages, except for claims arising out of willful misconduct by Center.

8. Limitation of Liability/Insurance.

a. Client will indemnify and hold harmless Center from and against any loss, damage, injury, liability or expense to or of person or property occasioned by or resulting from any willful misconduct or grossly negligent act on the part of Client or Client's Users. Center will not be liable to Client or to any other person on account of loss, damage or theft to any business or personal property of Client. Center will not be liable for any loss, damage, injury, liability or expense to or of person or property except as may result from Center's willful misconduct or grossly negligent acts. Center will indemnify and hold harmless Client from and against any loss, damage, injury, liability or expense to or of person or property occasioned by or resulting from any willful misconduct or grossly negligent act on the part of the Center, its agents, employees, or invitees, or persons permitted on the Premises by Center.

b. Center will not be liable for any claim of business interruption or for any indirect, incidental, special, consequential exemplary or punitive damages arising out of any failure to furnish any service or facility, any error or omission with respect thereto, or any delay or interruption of same. Neither Center nor any of its agents, employees, officers or directors will be deemed to be making any representations or warranties, whether express or implied, as to the ability of any systems, including, without limitation, computer and electronic based equipment, relating to the Building, Facility or Premises or to any services to be provided hereunder to process date fields relating to the Year 2000 nor will any of them be liable for the failure of such systems to process such date fields. Center's liability under this Agreement will in no event exceed the amount paid by Client for the services for which the claim arose. The parties agree to the allocation of risk contained herein.

c. Client will, prior to the Commencement Date of this Agreement provide Center with a certificate of insurance evidencing General/Public Liability coverage with liability limits of not less than One Million Dollars ($1,000,000.00) per occurrence for Bodily Injury and/or Property Damage Liability and One Hundred Thousand Dollars ($100,000.00) per occurrence for Fire/Legal Liability. Said insurance coverage will remain in force during the Term of this Agreement. VANTAS International Incorporated and Vantas Corporate Center, Inc. will be named as an additional named insured on each of these policies. Client agrees that failure by Client to provide such coverage increases VANTAS's risk of loss and may increase VANTAS's cost of insurance. Should Client fail to provide the Certificate of Insurance, VANTAS may charge, and Client shall pay, a monthly fee of forty dollars ($40.00) for the first office and twenty dollars ($20.00) for each additional office occupied under this Agreement as compensation for the additional risk and/or costs incurred by VANTAS. Client's failure to provide or maintain such insurance will not reduce or otherwise alter Client's liability or responsibility to pay any judgment rendered against Client for any liability or damages. All insurance required to be maintained by Client include a waiver of subrogation in favor of Center and the landlord under the Main Lease. Center will not have any obligation to maintain insurance for Client's benefit.

d. The provisions of this Paragraph 8 will survive the expiration or earlier termination of the term of this Agreement.

9. Operating Standards.

The Operating Standards attached to this Agreement as Schedule A are hereby made an integral part of this Agreement. Client, its employees, agents, guests, invitees, visitors and/or any other persons caused to be present in and around the Premises by the Client ("Client's Users") will perform and abide by the Operating Standards then in effect.

10. Restrictions on Center's Employees.

Client agrees that it will not, during the Term of this Agreement and for a period of one year thereafter, directly or indirectly, employ or offer to employ any person who is or has been an employee of Center without prior consent from Center. If Client, Client's principals, or any affiliated companies hire either an employee of Center or any person who has been an employee of Center within six months prior to the time such person is hired by Client, Client will be liable to Center for liquidated damages equal to six months wages of the employee, at the rate last paid that employee by Center. The provisions of this paragraph will survive the Teen of this Agreement.

11. Access.

Center and its agents will have the right of access to the Premises at any time for the purpose of (i) making any repairs, alterations and/or inspections which it deems necessary in its sole discretion for the preservation, safety or improvements of the Premises, or (ii) to show the Premises to prospective Clients, without in any way being deemed or held to have committed an eviction (constructive or otherwise) of or trespass against Client.

12. Relocation.

Client agrees that the Center may, in its sole discretion, relocate the Client from its present Premises to a like or similar office space within the same Facility upon ten (10) days notice to the Client. In the event that the Center requires the Client to relocate, the Center will bear the reasonable moving costs of any such relocation. All terms and conditions of this Agreement, other than the designation of



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the Premises provided herein, will remain unaffected and in full force and effect.

13. Assignment and Subletting.

No assignment or subletting of the Premises, this Agreement or any part thereof will be made by Client without Center's prior written consent, which consent may be withheld in Center's sole discretion. Center may assign its rights and its obligations under Agreement in whole or in part without Client's consent.

14. Termination.

a. On expiration or earlier termination of the Term, Client will, without demand, promptly surrender and deliver the Premises, including any furniture, fixtures and equipment provided by Center, to Center in its original condition and configuration, reasonable wear and tear excepted. If Client fails to so surrender and deliver the Premises, Client agrees to pay Center, as liquidated damages, a sum equal to twice the Monthly Office Charge for each month or portion thereof that the Client retains possession of the Premises.

b. If Client vacates the Premises and leaves behind any property, whatsoever, such property will be deemed abandoned by Client and may be disposed of by Center at Client's expense and without liability to Center.

c. In the event the Premises, the Facility or the Building is damaged, destroyed or taken by eminent domain either party may terminate this Agreement without liability on (30) days written notice to the other party.

d. Upon termination of the Main Lease or termination of the Center operation for any reason, this Agreement will terminate without liability to any party unless the Landlord under such Main Lease elects to have this Agreement assigned to such Landlord or another entity as provided in such Main Lease.

15. Default and Remedies.

a. Client will be deemed to be in default of this Agreement if Client fails to fulfill any of its terms, conditions, covenants or provisions of this Agreement, including but not limited to (1) payment of Monthly Office Charge and/or any other charges hereunder within ten days of the date such charges become due: or the abandonment and/or vacatur of the Premises by the Client prior to expiration of the Term, or (2) if Client becomes insolvent, makes an assignment for the benefit of creditors or files a voluntary petition, or has an involuntary petition filed against it, under any bankruptcy or insolvency law.

b. In case of such default, the Center may, at its sole discretion, terminate this Agreement upon five days notice to the Client. Upon the expiration the five day period, Client will vacate the Premises. Should Client fail to vacate the Premises, the Center may:

     i.   enter premises and remove property therefrom; and

     ii.  disconnect any telephone lines installed for the benefit of Client;
          and

     iii. cease supplying Client with the services described in Paragraph 1 and Schedule A hereof.

     If Client defaults and Center takes any of the foregoing action, or changes the locks, removes Client's property, or otherwise denies access to Client, Center will not be liable for any damages to the Client.

c. 1n addition to the foregoing, Center may elect to accelerate all of Client's obligations hereunder, including without limitation, Monthly Office Charge and other monthly recurring charges, for all or part of the term. Center is under no obligation, implied or otherwise, to mitigate its damage(s) under a default by Client.

d. Should Center be unable to enter into another Office Service Agreement relating to the Premises, or should Center enter into another Office Service Agreement relating to the Premises for less than the Monthly Office Charge which Client is obligated to pay under this Agreement, Client will pay the amount of such deficiency, plus the expenses of entering into such other Service Agreement relating to the Premises, immediately in one lump sum, to Center upon demand and/or, at Center's option, as such obligations accrue hereunder.

e. In connection with any default by Client under this Agreement, if Center incurs attorney's fees and/or costs of collection or of ensuring performance, Client will pay all such sums with interest, and such sums will be deemed to be owed by Client in addition to the Monthly Office Charge hereunder. If the Term has expired at the time of incurring such sums, such sums will be recoverable by Center as damages.

16. Mail & Telephone Forwarding.

Upon expiration of the Term, Center for three months at a rate of $150 per month will, unless otherwise instructed by Client in writing no later than 30 days prior to the expiration of the Term, forward mail to Client's new address and announce Client's new telephone number via voice mail message on Client's VANTAS phone number, such amount to be deducted from any amounts deposited with the Center from the refundable retainer deposited hereunder or otherwise paid in advance. Unless the Client pays the Charge set forth herein to the Center in advance, Center will have no obligation to provide the services set forth in the paragraph.

17. Notices.

Any notice under this Agreement will be in writing and will be delivered by hand, first class mail or by overnight courier to the party at the address set forth below. Center hereby designates its address as:

Vantas Corporate Centers
One Sansome Street, Suite 2000
San Francisco, CA 94104

Attn: Shonda Yvette Scott
A.Y.
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     Client hereby designates its address which address must be within the
     United States, as

          American Pacific Aviation
          Attn: Allen Hao
                -------------------------------
                -------------------------------
          Phone:
                -------------------------------
          Fax:
                -------------------------------

If such mail is properly addressed and mailed as above, it will be deemed Notice for all purposes, when sent or delivered, even if returned as undelivered.

18: Severability.

The invalidity of any one or more of the sections, subsections, sentences, clauses or words contained in this Agreement or the application thereof to any particular set of circumstances, will not affect the validity of the remaining portions of this Agreement or of their valid application to any other set of circumstances. Regardless of whether or not either patty has elected to consult with legal counsel in reviewing this Agreement, it is the intent of the parties that in no event will the terms, conditions or provisions of this Agreement be construed against either party as the drafter of this Agreement.

19. Execution by Client

The party or parties executing this Agreement on behalf of the Client warrant(s) and represent(s): (i) that such executing party (or parties) has (or have) complete and full authority to execute this Agreement on behalf of Client; and
(ii) that Client will fully perform its obligations hereunder.

20. Miscellaneous.

a. Failure of the Center to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available for a breach thereof, or acceptance of full or partial payment during the continuance of any such breach, will not constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by Client and no breach thereof, will be waived, altered or modified, except by a written instrument executed by Center.

b. VANTAS Monthly Fees have been established based on expected Client electrical usage for one computer, one printer, and miscellaneous low-consumption devices in each office. Client's use of office equipment in excess of this standard shall result in an additional charge for electrical consumption at a rate reflecting typical consumption for the additional equipment.

c. Time is of the essence as to the performance by Client of all covenants, terms and provisions of this Agreement.

d. This Agreement embodies the entire understanding between the parties relative to its subject matter, and will not be modified, changed or altered in any respect except in writing signed by all parties.

e. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

f. This Agreement is subject and subordinate to the Building lease (the "Main Lease") governing the Facility, under which Center is bound as tenant and the provisions of the Main Lease, other than as to the payment of Monthly Office Charge or other monies, are incorporated into this Agreement as if completely herein rewritten. Client will comply with and be bound by all provisions of the Main Lease except that the payment of Monthly Office Charge will be governed by the provisions of this Agreement, and Client will indemnify and hold Center harmless from and against any claim or liability under the Main Lease arising from Client's breach of the Main Lease or this Agreement.

IN WITNESS WHEREOF, Center and Client have executed this Agreement as of the date first above written.

CENTER: Vantas Corporate Centers. Inc.
        ---------------------------------------
By:
   --------------------------------------------

CLIENT: American Pacific Aviation
(If a corporation)

By: /s/ Allen Yue
   --------------------------------------------
Name: Allen Yue
     ------------------------------------------
Title: President
     ------------------------------------------
      [Corporate Seal]

CLIENT:
(If an individual or partnership)

By:
  --------------------------------------------
By:
   -------------------------------------------


A.Y.
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SCHEDULE A OPERATING STANDARDS

1. Client and guests will conduct themselves in a businesslike manner; proper attire will be worn at all times; and noise. will be kept to a level so as not to interfere with or annoy other Clients.

2. Client will not provide or offer to provide any services to Center's customers if such services are available from Center.

3. Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

4.   Clients using public areas may only do so with the consent of the Center.

5. Client will not conduct any activity within the Premises, or Building which in the sole judgment of the Center will create excessive traffic or is inappropriate to a shared office environment.

6. Client may not conduct business in the corridors or any other areas except in its designated offices or conference rooms without the written consent of Center.

7. No corridors, halls, elevators and stairways will be obstructed by Client or used for any purpose other than normal egress and ingress.

8. No advertisement, identifying signs or other notices will be inscribed, painted or affixed on any part of the corridors, doors, windows or public areas.

9. Without Center's prior written consent, Client is not permitted to place "mass market", direct mail or advertising (i.e.. newspaper, classified advertisements, yellow pages, billboards) using Center's assigned telephone number or take any such action that would generate an excessive number of incoming calls.

10. Client will not solicit clients of Center or their employees in the Building without first obtaining Center's prior written consent.

11. Immediately following Client's use of conference room space and/or audio/visual equipment, Client will clean up and return the space and equipment to the state and condition it was in prior to Client's use. Center may charge Client for any efforts required to restore the conference space and/or equipment to its original condition.

12. Center must be notified in writing if Client desires to utilize the conference room or other common areas of the Facility during evening or weekend hours. Center may deny the Client access if the desired usage is inappropriate or may disrupt normal operations.

13. Client will not, without Center's prior written consent, store or operate any computer (except a desktop/laptop computer, personal printers, calculators, adding machines, fax machine, etc.) or any other large business machines, copier and postage equipment, heating equipment, stove, speaker phones, radios, stereo equipment or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives will be brought into said Premises or Facility. No offensive gases, odors on liquids will be permitted.

14. Client will bring no animals into the Premises or Facility except for those assisting disabled individuals.

15. Client will not remove furniture fixtures or decorative material from offices or common areas without the prior written consent of Center.

16. Client will not make any additional copies of any Center issued keys. All keys and security cards are the property of Center and must be returned upon request or by the close of the business on the expiration or sooner termination of the Agreement term. Any lost or unreturned keys or cards will incur a Twenty Five Dollar ($25.00) per item charge and the cost to re-key the office.

17. Client will not smoke nor allow smoking in any area of the Facility, including the Premises, and will comply with all governmental regulations and ordinances concerning smoking.

18. Client will not allow Client's visitors to be disruptive to normal operations in the reception lobby of the Premises at any time.

19. Client's parking rights (if any) are defined by the Main Lease. Landlord reserves the right to modify parking arrangements if required to do so by Building management.



A.Y.
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



20. Any alterations to the Premises requested by Client, including affixing anything to the walls of the Premises, will be done only (i) with the written permission of Center, which permission may be withheld by the Center for any reason whatsoever, and (ii) by an agent of the Center's choosing at the Client's sole cost and expense.

21. Client will cooperate and be courteous with all other occupants of the Facility and Center's staff and personnel.

22. Upon request, Client will use a chair mat to prevent wear damage to carpeting.

23. Center reserves the right, without prior notice, to modify any of the foregoing and to make such other reasonable rules and regulations as in its sole discretion may from time to time be needed for the safety, care, appropriate operation and cleanliness of the Facility.



A.Y.
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                          Initials                                      Initials

   OPENING INVOICE MUST ACCOMPANY ALL SERVICE AGREEMENTS, FAX TO BILLING
                    COORDINATOR TO SETUP BILLING

VANTAS Offing Solutions Worldwide

                SCHEDULE A -- OPENING ACCOUNT INVOICE

Client  America Pacific Aviation     Suite# 1906-1908; 1910        VAMTAS ACCT#: 3061
--------------------------------            --------------------                 ----
Occupant(s)-------------------------        Billing Contact--------------------------
Billing Address One Sansome Street, Suite 2000
----------------------------------------------  -----------------  ------------------
City San Francisco                      State   CA                   Zip 94104
---------------------------------------         ----------------     ----------------
Billing Ph#                             Term:   From July 1,2000     To June 30, 2001
           ----------------------------         ----------------     ----------------
Billing Fx#                             Lobby Directory
           ----------------------------                  ----------------------------
Client Ph#                              Client Fx#
           ----------------------------                  ----------------------------
Client Mod#                             Mailbox#
           ----------------------------                  ----------------------------
Special Stipulations
                    -----------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                                       Mult. Suite Breakdown: Suite #   Amount      Suite #  Amount
                                                              ------------------   ------------------
                                                                1906   $1,288.00     1908   $1,117.00
                                                              ------------------   ------------------
                                                                1907   $1,117.00     1910   $1,117.00
                                                              ------------------   ------------------
Deposits:                                       Monthly Fees: -----------------------# Days Prorated       [ ]
Security Deposit           $ 4,535.00           Office Rent                           $4,638.00        $   --
                           ----------                                         ----------------------   -----------------
Furniture Deposit          ----------           *Furniture Rent               Qty                      $   --
Long Distance Deposit      ----------                                   -----------------------        -----------------
Deposits On-Hand           $(4,535.00)          *Telephone w/voicemail  $125  6       $  750.00        $
                           ----------                                        ------------------        -----------------
TOTAL DEPOSITS:            $   --               *Fax/Data Line          $ 50  6       $  300.00        $   --
                           ==========                                        ------------------        -----------------
                                                *Extra Voice Mailbox    $ 25          $    --          $   --
One-Time Move-in Fees:             Qty                                       ------------------        ------------------
                               ---------        *Directory Listing      $  5  1       $    5.00        $   --
Telephone Install          $175           $  --                              ------------------        ------------------
                               ----------------- Telephone Screening    $ 75          $     --         $   --
Fax/Data Installation      $175           $  --                              ------------------        ------------------
                               ----------------  Beverage Package       $ 12          $     --         $   --
Extra Voice Mail Install   $ 25           $  --                              ------------------        ------------------
                               ----------------  *                                    $                $    --
Lobby Directory Listing    $ 40           $  --                              ------------------        ------------------
                               ----------------   Other                               $    --          $    --
Furniture--Delivery        $ 40           $  --                              ------------------        ------------------
                               ----------------  *Sales Tax (8.50%)                   $   89.68        $    --
Credit Report Fees-Cor     $ 55           $  --                              ------------------        ------------------
                               ----------------  TOTAL MONTHLY FEES                   $5,782.68        $   ---
Credit Report Fees-Indi    $ 20           $  --                              ==================        ==================
                               ----------------
Set-Up Fee                 $ 25           $  --
                               ----------------

* Sales Tax (8.50%)                              Per Month Conference Room Time:       24       hours
TOTAL-ONE TIME MOVE-IN FEES                                                    ----------------
                                          $  --  Cost Per Additional Hour:        $15-$20
                                                                               ----------------
                                          ======
Deposits                                  $  --  *
                                          ------
One-Time Move-in Fees                     $  --
                                          ------
First Month's Fees                                for the month of
                                          -------                  -------------------------------------------
Prorated Monthly Fees                     $  --   for dates to/from
                                          ------                   -------------------------------------------
Total Received                                    DATE REC'D          CHECK #              DEPOSIT
                                          ======            ----------                             -----------
                                                  DATE REC'D          CHECK #              other
                                                            ----------                              ----------

*Please submit a separate check for security deposit
==============================================================================

Client /s/ Allen Yue           VANTAS Officing Solutions Worldwide
      -----------------------
By Allen Yue                   By
  ---------------------------     --------------------------------
Date 6/15/00                      Date
  ---------------------------     --------------------------------

                           ALTERNATE ADDRESS
                           -----------------------------
                           -----------------------------
                           -----------------------------
                           -----------------------------
                           -----------------------------